Exhibit 10.16

                     AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

         This Amendment No. 1 dated as of February 23, 2004 to that certain Employment Agreement (this "Amendment"), by and between STEVEN MADDEN, LTD., a Delaware corporation with offices at 52-16 Barnett Avenue, Long Island City, N.Y. 11104 (the "Corporation"), and JAMIESON KARSON, an individual residing at 940 Browers Point Branch, Woodmere, New York 11598 ("Executive").

                               W I T N E S S E T H
                               - - - - - - - - - -

         WHEREAS, the Corporation and the Executive are parties to that certain Employment Agreement dated as of May 21, 2001, a copy of which is attached hereto as Exhibit A (the "Original Agreement")

         WHEREAS, the Executive and the Corporation desire to amend the Original Agreement to reflect the following.

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Effective as of the date hereof, the Original Agreement is hereby amended as follows:

                  A. Section 3 shall be deleted in its entirety and in lieu thereof the following paragraph shall be inserted:

                           The term of Executive's employment, unless sooner terminated as provided herein, shall be for period of five (5) years commencing July 1, 2001 and ending on June 30, 2006 (as may be extended from time to time, the "Term"). The term shall be automatically extended for successive one year periods thereafter unless the Corporation notifies Executive in writing of its intention not to so extend the Term at least three
                           (3) months prior to the end of the original or any extended Term.

                  B. The first sentence of Section 4.1 shall be deleted and in lieu thereof the following sentence shall be inserted:

                           Commencing on July 1, 2004, the Corporation shall pay to Executive an annual base salary for his services hereunder of four hundred sixty seven thousand five hundred dollars ($467,500) during the term, less such deductions as shall be required to be withheld by applicable laws and regulations.

                  C. The Corporation hereby acknowledges and agrees that under the Original Agreement, the Corporation was and continues to be required to either (at the direction of Executive) reimburse Executive for, or directly pay the costs of, membership dues for any social or professional organizations that Executive chooses to join in an amount not exceeding $25,000 per year.
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         2.       This Amendment shall be governed by and construed in
accordance with the laws of the Sate of New York, without regard to principles of conflicts of law.

         3. Except as otherwise specifically set forth herein, all of the terms and provisions of the Original Agreement shall remain in full force and effect.


         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day first above written.


                                       Steven Madden, Ltd.


                                       /s/ PETER MIGLIORINI
                                       -----------------------------------------
                                       Name:  Peter Migliorini
                                       Title: Chairman, Compensation Committee


                                       /s/ JAMIESON KARSON
                                       -----------------------------------------
                                       Name: Jamieson Karson

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